Fund 019 NJ Tax Exempt
11/30/02 Semi Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.

72DD 	Class A		4,556
	Class B		1,825
	Class C

72DD2	Class M		37
	Class Y

73A1	Class A		0.196516
	Class B		0.166437
	Class C

73A2	Class M		0.182622
	Class Y

74U1	Class A		23,409
	Class B		10,964
	Class C

74U2	Class M		202
	Class Y

74V1	Class A		9.05
	Class B		9.04
	Class C

74V2	Class M		9.05
	Class Y